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                                  EXHIBIT 99.3

                               KOMAG, INCORPORATED



               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           OF KOMAG INCORPORATED FOR A SPECIAL MEETING, _______, 2000



    The undersigned, having received the Notice of Special Meeting and the Joint Proxy Statement/Prospectus, hereby appoints THIAN HOO TAN and CHRISTOPHER H. BAJOREK, or either of them, as lawful agent and proxies, with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of Komag, Incorporated (the Company) to be held on _______, 2000, and at any adjournments or postponements thereof, on all matters properly coming before said Special Meeting, including but not limited to the matters set forth on the reverse side.


    You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting, if provided.


    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting.


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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 AND 2.

   VOTE ON PROPOSALS:

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
1.  Proposal to approve the issuance of 42,775,315 shares                 FOR        ABSTAIN      AGAINST
    of Komag common stock to the stockholders of HMT Technology
    Corporation ("HMT") pursuant to the Agreement and Plan of
    Reorganization dated as of April 26, 2000, by and among Komag,         [ ]        [ ]          [ ]
    Incorporated, KHM, Inc., a wholly-owned subsidiary of Komag, and HMT, pursuant to which KHM will merge with and into HMT and
    HMT will survive the merger as a wholly-owned subsidiary of Komag.


2.  To approve an amendment to the Komag Amended and Restated             FOR        ABSTAIN     AGAINST
    Certificate of Incorporation to increase the authorized number of shares of common stock by 100,000,000 shares to a total of
    250,000,000 shares.                                                    [ ]        [ ]          [ ]
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   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE.

   The signer hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement dated [_________], 2000.

   The signer hereby revokes all proxies heretofore given by the signer to vote at said Special Meeting and any adjournments or postponements thereof.

   _____________________________________________________________________________
    Signature        Date         Signature (Joint Owner)      Date

   NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, or in any other representative capacity, please give full title as such, and sign your own name as well. Joint owners should each sign.